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                                                                   EXHIBIT 10.22

          TRANSFER AGREEMENT ON PROJECT COOPERATION FRAMEWORK AGREEMENT

This TRANSFER AGREEMENT ON PROJECT COOPERATION FRAMEWORK AGREEMENT (this "AGREEMENT") is entered into in Beijing as of August 28, 2003 by and between the following two Parties:

(1) SHANGHAI FOCUS MEDIA ADVERTISEMENT CO., LTD., a company of limited liabilities duly incorporated and validly existing under the laws of China, with its legal address at Floor 28-30, Zhaofeng World Trade Mansion, No.369, Jiangsu Road, Shanghai ("PARTY A"); and

(2) BEIJING SUODI ADVERTISEMENT CO., LTD., a company of limited liabilities duly incorporated and validly existing under the laws of China, with its legal address at Room 303, 303A, Dabei Office Building, No. 1, Jianwainanlang Garden, Chaoyang District, Beijing ("PARTY B").

WHEREAS: Party B and Shanghai Everease Communication Company entered into a Project Cooperation Framework Agreement (agreement No. SD-YY-2003-1) on February 15, 2003, which has now been partly performed;

WHEREAS: Shanghai Everease Communication Company wishes to transfer all of its rights and obligations under the Project Cooperation Framework Agreement to Party A, and Party B agrees to such transfer;

WHEREAS: Party A and Party B agree to change and amend, in the light of the current practical circumstances, some contents of the original Project Cooperation Framework Agreement.

NOW, THEREFORE, upon friendly consultation, the Parties hereby enter into this Agreement as follows:

1. Party B agrees that Shanghai Everease Communication Company shall transfer all of its rights and obligation under the Project Cooperation Framework Agreement to Party A, with such transfer to be effective on the date of execution hereof.

2. Party A and Party B agree that the original Project Cooperation Framework Agreement shall be amended to read as follows:

2.1   About the quantity and names of the target buildings

      2.1.1 Party A and Party B agree to increase the quantity of the target buildings to one hundred (100). There are 5 buildings within the 85 buildings set out

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            in Appendix 1.

      2.1.2 Appendix 1 sets out the quantity and names of target buildings that were concluded by agreements and completed in installation by Party B for and on behalf of Shanghai Everease Communication Company prior to the execution of this Transfer Agreement, which is acknowledged hereby by Party A. Appendix 2 sets out the list of twenty (20) buildings that are not completed in exploitation yet, and another list of eight (8) standby buildings.

      2.1.3 Where agreements are not to be concluded by those listed in the original name list due to reasons attributable to the owner or manager of the said buildings, Party A agrees that Party B may use the standby buildings as substations in the process of exploitation and construction.

2.2 About Party B's assistance to Party A with the sales of LCD TV advertisement in Beijing

      Party A and Party B acknowledge that the agreements in the original Project Cooperation Framework Agreement shall no longer be performed, and Party A and Party B will otherwise enter into an agreement for the solution of the issue.

2.3   About the front end market developing fees

      For the issue of front end market developing fees for Party B as it was entrusted with the task of exploitation and construction in Beijing area of LCD TV advertisement systems for advanced business buildings, Party B and Shanghai Everease Communication Company entered into two supplementary agreements, respectively on April 2003 and June 2003, by which Shanghai Everease Communication Company agreed to pay Party B the front end market developing fee in an aggregate amount Renminbi seven hundred thousand (RMB700,000), and Party B did receive, prior to the execution hereof, such an amount of Renminbi seven hundred thousand (RMB700,000) for the front end market developing fee. In view of the increase in quantity of the target buildings, Party A agrees to pay, within five (5) working days of the execution hereof, to Party B a further amount of Renminbi three hundred thousand (RMB300,000) as the front end market developing fee.

2.4   About the service fees to be paid by Party A annually to Party B

      Party A and Party B agree that they shall no longer follow the agreement set out in Article 16 of the original Project Cooperation Framework Agreement to calculate the amount of service fees payable by Party A to Party B annually, but to change to the method of a unitary annual payment by Party A to Party B of an amount of

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      Renminbi one million three hundred thousand (RMB1,300,000).

      During the cooperation period, in case that the front lease in relation to the relevant buildings is terminated ahead of schedule due to reasons attributable to Party A, the amount of service fees payable by Party A to Party B shall not be affected (i.e., no reduction to the amount).

2.5   About the time of payment of the service fees

      2.5.1 Party A agrees to pay Party B in advance part of the first year's service fees for an amount of Renminbi six hundred fifty thousand (RMB650,000) before August 31, 2003, and Party A agrees to further pay Party B the remaining amount of Renminbi five hundred fifty thousand (RMB550,000) for the first year (after setting off Renminbi one hundred thousand (RMB100,000) with the deposit originally paid by Shanghai Everease Communication Company) within five (5) working days of the agreement conclusion and installation completion of the last target building.

      2.5.2 From the second year, for each of the subsequent four (4) annual payments of service fees, Party A shall pay fifty percent (50%) of the service fees respectively in the first month and the sixth month of each year (i.e., November 2004, April 2005, November 2005, April 2006, November 2006 and November 2007, April 2008) for the payment of the current year's service fees.

2.6   About the conditions precedent of cooperation between the Parties

      In consideration of the sincere honesty expressed by both Party A and Party B for the continuation of cooperation between them, the Parties agree to delete the last sentence in Article 11.1 of the original Project Cooperation Framework Agreement, which reads "Party B shall guarantee the execution of front lease agreements in ten (10) key target buildings, which shall serve as the conditions precedent of cooperation for Party A's entrustment to Party B on issues of expolitation and construction ".

2.7   About the quality of LCD TV equipment

      Party A shall guarantee the requisite quality of the LCD TV equipment, otherwise, Party A shall bear legal liabilities accordingly.

2.8   About the exploitation of twenty non-business buildings

      As Party B is the only partner of business cooperation for Party A in Beijing area,

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      Party B agrees to exploit, in addition to one hundred (100) business buildings, for Party A in Beijing area five (5) Kara OK clubs, five (5) bars, five (5) restaurants, three (3) golf courses and two (2) gyms (twenty non-business buildings in all) for installation of LCD TV advertisement systems (for such twenty non-business buildings and other stores of same grade/substitutable level, please see list in Appendix 3).

      Party A shall bear the front lease rents and deposits for installation or construction work in such twenty (20) non-business buildings.

2.9 About the exploitation of extra new buildings after the achievement of exploitation of one hundred (100) target buildings

      For new buildings to be exploited as designated by Party A, Party B may only carry on such exploitation after confirmation by Party A before it concludes contracts thereof, with all such costs as exploitation fees, front lease rents and deposits for installation and construction work for such new buildings to be borne by Party A, and Party A agrees also to pay Party B an annual service fee in the amount Renminbi thirteen thousand (RMB13,000) per building.

2.10 About the contract renewal for target buildings with a lease term yet less than five (5) years

      As the original Project Cooperation Framework Agreement stipulates in
      Article 1 of Chapter 1 (for cooperation method) and Article 6.3 of Chapter 2 that, in case of buildings where the front lease is available only for one (1) year or the lease term is less than five (5) years for reasons attributable to the building owners, Party B shall continue, at Party A's request and as the only authorized cooperator, to perform the contract renewal obligations. The Parties now make supplements thereto as follows:

      2.10.1 In case of buildings where the lease is less than five (5) years, Party B shall continue, at Party A's request and as the only authorized cooperator, to perform the contract renewal obligations.

      2.10.2 At contract renewal, the front lease rents in the buildings shall be negotiated and decided by Party A and Party B together with the building owner according to the then market situation.

      2.10.3 Party A and Party B agree that, in following circumstances, Party B may use new buildings of same grade to serve as substitutes:

            A. for reasons attributable to the building owner, the contract is not to be renewed; or

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            B.    where Party A holds it necessary to change to new buildings.

            For matters of exploitation in new buildings that serve as substitutes, Article 2.9 shall apply.

      2.10.4 In respect of extra costs and expenses demanded by the building owner other than the front lease rents at contract renewal of original buildings, Party B will endeavor to avoid, for the benefit of Party A, such extra costs and expenses; if it is impossible to avoid, Party A agrees that Party B may use new buildings of the same grade as replacements.

2.11  About the default liabilities

      In case that Party A fails to pay in a timely manner the agreed service fees, Party A shall be charged a liquidated damages at the rate of five per ten thousand (0.05%) for each day; where the payment is delayed for more than ninety (90) days, Party B shall have the right to terminate the relevant contract, and demand Party A to pay fifty percent (50%) of the service fees payable for the remaining period of the original cooperation period as the compensation for Party B's anticipated profit loss.

2.12  About the safe keeping of standby machines

      Party A and Party B agree that the thirty (30) standby machines, as stipulated in Article 22 of the original Project Cooperation Framework Agreement, shall be kept by Party A's Beijing branch, and Party B may collect and have such machines according to the financial procedures when it feels necessary.

2.13 About the photo taking costs incurred by Party B when carrying on advertisement supervisory work

      Party A agrees to bear such costs as film rolls, film developing and printing, etc.

2.14  About the correspondence address of Party A for notice delivery

      Party A: SHANGHAI FOCUS MEDIA ADVERTISEMENT CO., LTD.
      Address: Floor 28-30, Zhaofeng World Trade Mansion, No.369,
               Jiangsu Road, Shanghai.
      Postcode: 200050
      Telephone: 021-32124665/6117

3. Party B shall assist Party A to complete, within three (3) months of the date hereof, the transfer of contracts already concluded with building owners. From the date hereof, Party B shall also enter into front lease agreement with new building

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      owners directly in the name of Party A, provided that Party A shall issue in a timely manner relevant documents of power of attorney to Party B.

4. Party B suggests that there shall be a union/entertainment party held in December each year for all clients in relation to the buildings, as to adapt to the demands of market competition, with the costs thereof to be borne equally between Party A and Party B, provided that each of such party shall be held only after acknowledgement by Party A.

5. This Agreement is executed in five (5) copies, with Party A and Party B each keeping two (2) copies, and Shanghai Everease Communication Co., Ltd. keeping one (1) copy. All the copies of this Agreement shall be equal in legal force, which shall become effective on the date of signature and affixation of corporate seals by the Parties.

PARTY A: SHANGHAI FOCUS MEDIA ADVERTISEMENT CO., LTD. (Corporate Seal)

Signed by: /s/ Jason Nanchun Jiang
           -------------------------------------------------
Name: Jason Nanchun Jiang
Position: Authorized Representative

PARTY B: BEIJING SUODI ADVERTISEMENT CO., LTD. (Corporate Seal)

Signed by: /s/ Zhao Xin
           --------------------------------------------------
Name: Zhao Xin
Position: Authorized Representative

ACKNOWLEDGED BY: SHANGHAI EVEREASE COMMUNICATION CO., LTD. (Corporate Seal)

Signed by: /s/ Jason Nanchun Jiang
           --------------------------------------------------
Name: Jason Nanchun Jiang
Position: Authorized Representative

Attached:

1.    List of Target Buildings with Contracts Already Concluded;

2. List of 20 Target Buildings with Contracts to be Concluded, and List of 8 Standby/Substitutable Buildings of Same Grades;

3. List of 20 Non-Business Buildings, and List of Standby/Substitutable Stores of Same Grades.

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